Aberdeen Standard Investments ETFs N-CSR

Exhibit 99.906

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (SUBSECTIONS (A) AND (B) OF SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE)

In connection with the attached Report of Aberdeen Standard Investments ETFs (the "Trust") on Form N-CSR to be filed with the Securities and Exchange Commission (the "Report"), each of the undersigned officers of the Trust does hereby certify that, to the best of such officer's knowledge:

1.	The Report fully complies with the requirements of 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust as of, and for, the periods presented in the Report.

Dated: February 27, 2019

By:	/s/ Bev Hendry
Bev Hendry
President

By:	/s/ Andrea Melia
Andrea Melia
Treasurer and Principal Financial Officer